UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 2, 2013

Alphabet Holding Company, Inc.

(Exact name of registrant as specified in charter)

333-186802

(Commission File Number)

DELAWARE	27-3085103
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

2100 Smithtown Avenue
Ronkonkoma, New York	11779
(Address of principal executive offices)	(Zip Code)

(631) 567-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                                        Regulation FD Disclosure

On December 2, 2013, Alphabet Holding Company, Inc. (the “Company”) issued a press release announcing the launch of a consent solicitation (the “Consent Solicitation”) by the Company, of consents from holders of the Company’s 7.75%/8.50% Contingent Cash Pay Senior Notes due 2017 (the “Notes”), issued pursuant to the Indenture, dated as of October 17, 2012 (as amended, the “Indenture”), between the Company and The Bank of New York Mellon, as trustee, to proposed amendments to the restricted payment covenant in the Indenture. The Consent Solicitation is being made pursuant to a consent solicitation statement (the “Consent Solicitation Statement”) and an accompanying form of consent letter, which is being sent to holders of record of the Notes as of 5:00 p.m. New York time, on November 29, 2013.  If the Requisite Consents (as defined in the Consent Solicitation Statement) are obtained, the Company intends to offer and sell up to $450 million aggregate principal amount of Notes under the Indenture to qualified institutional buyers in reliance on Rule 144A of the Securities Act, as amended (the “Securities Act”), and to persons outside the United States under Regulation S under the Securities Act (the “Additional Notes Offering”). The Company intends to use the gross proceeds of the Additional Notes Offering to pay a cash dividend or distribution to the Company’s shareholders, to pay a consent fee and to pay fees, commissions and related expenses related to the Additional Notes Offering and the Consent Solicitation. The Company is soliciting consents from holders of the Company’s Notes to add a new “basket” in the restricted payment covenant (Section 3.4 of the Indenture) for a dividend or distribution to the Company’s shareholders up to the net proceeds of the Additional Notes Offering less the amount available for restricted payments under the “builder” basket in Section 3.4(a)(C) of the Indenture (the “Proposed Amendments”). By operation of the Proposed Amendments, if the Company pays all of the net proceeds of the Additional Notes Offering as a dividend or distribution to its shareholders, immediately following such dividend or distribution, the “builder” basket in Section 3.4(a)(C) of the Indenture would be reset to zero (before giving effect to any additional Consolidated Net Income of the Company for any period subsequent to September 30, 2013 that increases such “builder” basket). A copy of the press release announcing the launch of the Consent Solicitation is attached as Exhibit 99.1 hereto and incorporated by reference herein.

The Company will enter into a Supplemental Indenture upon receipt of the Requisite Consents. Although the Supplemental Indenture will become effective immediately upon execution, the Proposed Amendments will become operative only if the Company pays the consent fee to the paying agent for the benefit of the holders of the Notes.

This Current Report is for information purposes only and is neither an offer to sell nor a solicitation of an offer to buy any security. This Current Report is also not a solicitation of consents with respect to the proposed amendment or any securities. The solicitation of consents is not being made in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such solicitation under applicable state or foreign securities or “blue sky” laws. When issued, the Notes the Company intends to offer in the Additional Notes Offering will not have been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 9.01. Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.

99.1	Press release dated December 2, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2013

Alphabet Holding Company, Inc.

	By:	/s/ Christopher Brennan
Christopher Brennan
Senior Vice President, General Counsel
and Corporate Secretary